SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                        --------------------------------

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                         Date of Report: August 21, 1997
                        (Date of earliest event reported)
                       --------------------------------

                       SMART CHOICE AUTOMOTIVE GROUP, INC.
             (Exact name of registrant as specified in its charter)
                        --------------------------------


    Florida                 1-14082                     59-1469577
 (State or other     (Commission File Number)  (IRS Employer Identification No.)
  jurisdiction of
  incorporation or
  organization)



             5200 South Washington Avenue, Titusville, Florida 32780
               (Address of principal executive offices, zip code)

                                 (407) 269-9680
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

     On August 21, 1997, Smart Choice Automotive Group, Inc. (the "Registrant") purchased the assets of Jack Winters Enterprises, Inc. These assets consisted of a retail automobile dealership located in Stuart, Florida for Volvo automobiles and other consumer vehicles. The business is being operated by First Choice Stuart 2, a 100% owned subsidiary of the Registrant. As consideration for the assets acquired, the Registrant (i) paid the seller cash of $442,500; (ii) issued the seller 18,322 shares of the Registrant's Common Stock; (iii) executed two promissory notes, one in the amount of $900,000 payable on or before March 19, 1998 to Jack Winters Enterprises, Inc. d/b/a Motorcars of Stuart and Jack
Winters, an individual, and F. Craig Clements, an individual, which accrues interest at the rate of ten percent per annum; and, a second note in the amount of $300,000 payable on or before September 27, 1997 to the same payees, which accrues interest at the rate of nine percent per annum; and, (iv) agreed to issue additional shares if certain events occurred. In addition, the Registrant assumed certain trade payables and other ordinary business indebtedness of the Sellers. The amount of consideration paid by the Registrant for the assets of the Sellers was determined through arms' length negotiations between representatives of the Registrant and the Sellers.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of the acquired business will be provided within the next sixty (60) days as an amendment to this filing.

     (b)  Pro Forma Financial Information.

          The unaudited pro forma condensed consolidated balance sheet and income statement of the Registrant, will be provided within the next sixty (60) days as an amendment to this filing.

     (c)  Exhibit               Description
          -------               -----------

           10.1       $900,000 Promissory Note dated August 20,
                      1997 by First Choice Auto Finance, Inc.
                      ("First Choice").

           10.2       $300,000 Promissory Note dated August 20,
                      1997 by First Choice Auto Finance, Inc.
                      ("First Choice").

SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SMART CHOICE AUTOMOTIVE GROUP, INC.
                                    (Registrant)


Date:  September 5, 1997             By: /s/ Gary R. Smith
                                         Gary R. Smith
                                         President and Chief Executive Officer